EXHIBIT (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Prospect Capital Corporation
New York, New York

We hereby consent to the use in the Registration Statement on Form N-2 of our report dated August 28, 2018, relating to the consolidated financial statements of Prospect Capital Corporation, which is contained in this Registration Statement on Form N-2.

We also consent to the use of our report dated August 28, 2018, relating to the Senior Securities table on pages 89 - 91 of this Registration Statement on Form N-2, which is contained as Exhibit (n)(3) to the Registration Statement.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York

August 30, 2018